Exhibit 5.1

Barristers & Solicitors / Patent & Trade-mark Agents

May 30, 2024	Norton Rose Fulbright Canada llp
222 Bay Street, Suite 3000, P.O. Box 53
Aeterna Zentaris Inc.	Toronto, Ontario M5K 1E7 CANADA
315 Sigma Drive
Summerville, South Carolina 29486	F: +1 416.216.3930
nortonrosefulbright.com

Re: Registration Statement of Aeterna Zentaris Inc. on Form S-8

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Aeterna Zentaris Inc. (the Corporation), a corporation incorporated under the Canada Business Corporations Act, in connection with the registration under the United States Securities Act of 1933, as amended (the Securities Act), pursuant to a Registration Statement on Form S-8 (the Registration Statement), filed on or about the date hereof with the United States Securities and Exchange Commission (the SEC), of up to an aggregate of 489,189 common shares of the Corporation (the Common Shares) which are issuable by the Corporation to eligible participants pursuant to awards granted under the Corporation’s 2018 Long-Term Incentive Plan dated March 27, 2018 (the Plan).

As counsel, we have made such investigations and examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion, including:

a)	the Registration Statement;

b)	the Plan;

c)	the articles, as amended, and the notice of articles of the Corporation;

d)	certain resolutions of the Corporation’s board of directors; and

e)	a certificate of compliance dated May 30, 2024 issued for the Corporation under the Canada Business Corporations Act (the Certificate of Compliance).

With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers of the Corporation and have not performed any independent check or verification of such factual matters.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents, and that all facts set forth in the certificates supplied by officers of the Corporation are complete, true and accurate as of the date hereof. We have also assumed that the Certificate of Compliance referred to above will continue to be accurate as at the date of issuance of any Common Shares under the Registration Statement.

The opinion set forth below is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, in each case in effect on the date hereof. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

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The opinion set forth below is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies; (iv) we express no opinion as to whether the Registration Statement contains full, true and plain disclosure of all material facts relating to the Plan or the Common Shares issuable thereunder or any other matters for the purposes of the Securities Act (Ontario); and (v) where our opinion below refers to the Common Shares as being “fully paid and non-assessable,” such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided, and we express no opinion with respect to the adequacy of any consideration received

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that upon issuance and delivery of and payment for such Common Shares in accordance with the terms and conditions of the Registration Statement and the Plan, such Common Shares being issued by the Corporation, will be validly issued, fully paid and non-assessable shares in the share capital of the Corporation.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Corporation, the Registration Statement or the Common Shares.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference of our name therein and in the prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

Yours truly,

/s/ Norton Rose Fulbright Canada LLP

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